THERMON REPORTS THIRD QUARTER FISCAL 2025 RESULTS
AUSTIN, TX / ACCESSWIRE / February 6, 2025 - Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon" or the "Company"), a global leader in industrial process heating solutions, today announced consolidated results for the third quarter ("Q3 2025") of the fiscal year ending March 31, 2025 ("Fiscal 2025").
THIRD QUARTER 2025 HIGHLIGHTS
(all comparisons versus the prior year period unless otherwise noted)
•Revenue of $134.4 million, (1.5)%
•Gross profit of $62.1 million, +8.2%; Gross Margin of 46.2%
•Net income of $18.5 million, +17.1%, or $0.54 earnings per diluted share (EPS)
•Adjusted Net Income (non-GAAP) of $19.0 million, -(5.5)%, or $0.56 Adjusted EPS (non-GAAP)
•Adjusted EBITDA (non-GAAP) of $31.8 million, +3.3%; Adjusted EBITDA margin (non-GAAP) of 23.7%
•New orders of $138.6 million, +11.4%; book-to-bill ratio of 1.03x
•Net Leverage ratio of 1.1x as of December 31, 2024
•Confirming full-year 2025 guidance
MANAGEMENT COMMENTARY
"Thermon delivered growth in quarterly Adjusted EBITDA reflecting the benefits of our strategic decisions to prioritize diverse end markets and to focus on recurring revenue streams from customer spending on maintenance and repair,” stated Bruce Thames, President and CEO of Thermon. “These strategic pursuits helped to all but offset the lower revenue contribution from our project-related business, and we are well positioned to benefit from these initiatives while customer CAPEX spending recovers. These revenue streams carry higher margins, and this more favorable revenue mix, when combined with the benefits of our productivity improvements, resulted in a third quarter Adjusted EBITDA margin of 23.7%, demonstrating the opportunity in our business as we progress towards our long-term profitability targets.”

Thames continued, "The industry backdrop and momentum supporting continuing growth in spending related to electrification, on-shoring, decarbonization and select energy investments remain constructive, and is reflective in our current bookings and our record high backlog of $236 million as of December 31, 2024, which is up 48% from last year on a reported basis, and up 9% organically."

“We maintained our strict financial discipline during the third quarter, allowing us to reduce our net debt by $14 million during the quarter, resulting in quarter end net leverage of 1.1x,” stated Jan Schott, Senior Vice President and CFO of Thermon. “We generated third quarter non-GAAP free cash flow of $8.5 million, bringing our year-to-date total to $23.9 million, up $3.2 million from the prior year year-to-date period. Based on our conservative net leverage, combined with total cash and available liquidity of $136.4 million at December 31, 2024, we have ample financial flexibility to execute on our capital allocation strategy, which prioritizes investments in both organic growth and complementary bolt-on acquisitions, debt paydown, and our $50 million share repurchase authorization.”

“Our strategic priorities are focused on growing our installed base, diversifying our end market exposure across a broader range of higher-value, more stable verticals, operational excellence, and disciplined capital allocation. I am extremely pleased with our consistent execution against these initiatives, which is a testament to our dedicated team members across the organization,” stated Thames. “Our loyal installed base of customers and more diversified end market exposure has enabled us to effectively navigate through the recent weakness in large project activity, and as a result, we believe we are in an excellent competitive position to benefit as trends begin to normalize. We are encouraged by the improving trends in our business as evidenced by our bookings momentum and strong backlog growth, and are excited by the opportunities that lie ahead.”

Financial Highlights	Three months ended December 31,			Nine months ended December 31,

Unaudited, in millions, except per share data	2024	2023	% Change	2024	2023	% Change

Sales	$134.4	$136.4	(1.5)%	$364.1	$367.0	(0.8)%
OPEX Sales[1]	115.8	102.8	12.6%	310.5	270.8	14.7%
Over Time - Large Projects	18.6	33.7	(44.8)%	53.7	96.2	(44.2)%
Net income	18.5	15.8	17.1%	36.5	41.5	(12.0)%
Diluted EPS	0.54	0.46	17.4%	1.07	1.21	(11.4)%
Adjusted Net Income[2]	19.0	20.1	(5.5)%	44.9	50.4	(10.8)%
Adjusted EPS[2]	0.56	0.59	(5.1)%	1.32	1.47	(10.3)%
Adjusted EBITDA[3]	31.8	30.7	3.3%	78.7	80.6	(2.3)%

% of Sales:
OPEX Sales[1]	86.2%	75.3%	1,089 bps	85.3%	73.8%	1149 bps
Over-Time - Large Projects	13.8%	24.7%	-1,087 bps	14.7%	26.2%	-1146 bps
Net income	13.8%	11.6%	218 bps	10.0%	11.3%	-128 bps
Adjusted Net Income[2]	14.1%	14.7%	-60 bps	12.3%	13.7%	-140 bps
Adjusted EBITDA[3]	23.7%	22.5%	112 bps	21.6%	22.0%	-34 bps

1 "OPEX Sales" represents Point-in-Time Sales plus Over Time - Small Projects. See table "Reconciliation of Point-in-Time and Over-Time Sales to OPEX Sales."
2 Represents Net income after the impact of acquisition costs, restructuring, costs associated with impairments and other charges, amortization of intangible assets, ERP implementation related costs and the tax expense/(benefit) for impact of foreign rate increases (see table, "Reconciliation of Net income to Adjusted Net Income and Adjusted EPS").
3 See table, "Reconciliation of Net income to Adjusted EBITDA."

THIRD QUARTER FISCAL 2025 PERFORMANCE
Third quarter revenue was $134.4 million, a decrease of 1.5% compared to same period last year, driven by continued headwinds in large project revenue, which declined 45% versus last year, partially offset by continued momentum in OPEX revenues and contributions from the Vapor Power and F.A.T.I. acquisitions. Excluding revenue contributed from these acquisitions, third quarter organic revenue declined 11.2%.

Gross profit was $62.1 million during the third quarter of Fiscal 2025, an increase of 8.2% compared to the third quarter of last year despite the revenue decline. Gross margin was 46.2% during the third quarter, up from 42.1% last year owing to a more favorable revenue mix, improved profitability in OPEX sales, and productivity enhancements.
Third quarter selling, general and administrative expenses were $34.1 million, compared to $31.9 million last year owing to the incremental operating expenses from Vapor Power and F.A.T.I. acquisitions, as well as ongoing investments to advance the Company's long-term growth strategy.
Adjusted EBITDA was $31.8 million during the third quarter, up from $30.7 million last year due to growth in higher margin OPEX revenues, productivity improvements, and the contribution from Vapor Power and F.A.T.I., partially offset by the weakness in large project revenues. Adjusted EBITDA margin was 23.7% during the third quarter of Fiscal 2025, up from 22.5% in the same period last year owing the more favorable revenue mix and productivity gains.
Backlog was $235.6 million as of December 31, 2024, representing a $76.8 million increase, or 48.4%, as compared to backlog of $158.8 million at December 31, 2023. Excluding backlog attributable to recent acquisitions, backlog increased 9.1% on an organic basis. Orders during the third quarter of Fiscal 2025 were $138.6 million compared to $124.4 million in the third quarter of Fiscal 2024, an increase of $14.2 million, or 11.4% with a book-to-bill of 1.03x. On an organic basis, orders were up modestly in constant currency, but decreased 1.1% on a reported basis, due to exchange rate headwinds.
Balance Sheet, Liquidity and Cash Flow

As of December 31, 2024, total debt was $153.4 million. Cash and cash equivalents as of December 31, 2024, were $38.7 million, resulting in net debt of $114.7 million, down from $128.8 million at September 30, 2024. Net leverage was 1.1x at the end of the third quarter of Fiscal 2025, down relative to 1.3x at the end of the prior quarter.
Working capital decreased by 6.9% to $177.2 million at the end of the third quarter of Fiscal 2025. During the third quarter, Free Cash Flow was $8.5 million, a decline from Free Cash Flow of $22.1 million in the same period last year. On a year-to-date basis Free Cash Flow was $23.9 million, representing a year-over-year increase of $3.2 million. The Company has repurchased $6.2 million in common shares under its existing share repurchase authorization thus far in Fiscal 2025, with $43.5 million remaining available as of December 31, 2024.

Balance Sheet Highlights	December 31,

Unaudited, in millions	2024		2023			Change

Cash	$38.7		$55.4			(30.1)%
Total Debt	153.4		213.3			(28.1)%
Net Debt1 / TTM Adjusted EBITDA (non-GAAP)	1.1	x	1.5	x	(0.4)	x
Working Capital[2]	177.2		190.3			(6.9)%
Capital Expenditures	1.4		2.2			(36.4)%
Free Cash Flow (non-GAAP)[3]	8.5		22.1			UnFav.

1 Total Company debt, net of cash and cash equivalents.
2 Working Capital equals Accounts Receivable plus Inventory less Accounts Payable.
3 See table, "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

FISCAL 2025 OUTLOOK

The following forward-looking guidance reflects management’s current expectations and beliefs as of February 6, 2025, and is subject to change.

	Full Fiscal Year (Ending March 31)

Unaudited, in millions, except per share data	2024 Actual	2025 Guidance

Revenue	$494.6	$495 to $515
Adjusted EBITDA (non-GAAP)	$104.2	$105 to $110
GAAP EPS	$1.51	$1.46 to $1.58
Adjusted EPS (non-GAAP)	$1.82	$1.77 to $1.89

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jan Schott, Senior Vice President and Chief Financial Officer will discuss Q3 2025 results during a conference call today, February 6, 2025 at 10:00 a.m. (Central Time). The call will be simultaneously webcast and the accompanying slide presentation containing financial information can be accessed on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and +1 (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted EBITDA margin," "Adjusted Net Income/(loss)," "Free Cash Flow," "Organic Sales," "OPEX Sales" and "Net Debt," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income/(loss)" and "Adjusted EPS" (or "Adjusted fully diluted EPS") represent net income/(loss) before the impact of restructuring and other charges/(income), ERP Implementation related cost, costs associated with impairments and other charges, acquisition costs, amortization of intangible assets, tax expense for impact of foreign rate increases, and any tax effect of such adjustments. "Adjusted EBITDA" represents net income before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, acquisition costs, costs associated with restructuring and other income/(charges), ERP Implementation related cost, and costs associated with impairments and other charges. "Adjusted EBITDA margin" represents Adjusted EBITDA as a percentage of total revenue. "Free Cash Flow" represents cash provided by operating activities less cash used for the purchase of property, plant, and equipment and net sales of rental equipment. "Organic Sales" represents revenue excluding the impact of the Company's December 2023 acquisition of Vapor Power and October 2024 acquisition of F.A.T.I. "OPEX Sales" represents Point-in-Time Sales plus Over-Time Small projects. "Net Debt" represents total outstanding principal debt less cash and cash equivalents.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin or Adjusted Net Income. Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Organic Sales, OPEX Sales and Free Cash Flow should be considered in addition to, and not as substitutes for, revenue, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, OPEX Sales and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, OPEX Sales and Free Cash Flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net income to Adjusted EBITDA," "Reconciliation of Net income to Adjusted Net Income and Adjusted EPS," "Reconciliation of Point-in-Time and Over-Time Sales to OPEX Sales" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow." We are unable to reconcile projected Fiscal 2025 Adjusted EBITDA and Adjusted EPS to the most directly comparable projected GAAP financial measure because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, we are unable to provide a reconciliation for projected Fiscal 2025 Adjusted EBITDA and Adjusted EPS without unreasonable effort.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should," "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. These forward-looking statements include, but are not limited to, statements regarding: (i) our plans to strategically pursue emerging growth opportunities, including strategic acquisitions, in diverse regions and across industry sectors; (ii) our plans to secure more new facility project bids; (iii) our ability to generate more facility maintenance, repair and operations or upgrades or expansions revenue, from our existing and future installed base; (iv) our ability to timely deliver backlog; (v) our ability to respond to new market developments and technological advances; (vi) our expectations regarding energy consumption and demand in the future and its impact on our future results of operations; (vii) our plans to develop strategic alliances with major customers and suppliers; (viii) our expectations that our revenues will increase; (ix) our belief in the sufficiency of our cash flows to meet our needs for the next year; (x) our ability to integrate acquired companies and successfully divest certain businesses; (xi) our ability to successfully achieve synergies from acquisitions; and (xii) our ability to make required debt repayments.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of our key end markets and related capital investments; (iii) our ability to operate successfully in foreign countries; (iv) the outbreak of a global pandemic; (v) our ability to successfully develop and improve our products and successfully implement new technologies; (vi) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (vii) our ability to deliver existing orders within our backlog; (viii) our ability to bid and win new contracts; (ix) the imposition of certain operating and financial restrictions contained in our debt agreements; (x) our revenue mix; (xi) our ability to grow through strategic acquisitions; (xii) our ability to manage risk through insurance against potential liabilities (xiii) changes in relevant currency exchange rates; (xiv) tax liabilities and changes to tax policy; (xv) impairment of goodwill and other intangible assets; (xvi) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvii) our ability to protect our trade secrets; (xviii) our ability to protect our intellectual property; (xix) our ability to protect data and thwart potential cyber-attacks and incidents; (xx) a material disruption at any of our manufacturing facilities; (xxi) our dependence on subcontractors and third-party suppliers; (xxii) our ability to profit on fixed-price contracts; (xxiii) the credit risk associated to our extension of credit to customers; (xxiv) our ability to achieve our operational initiatives; (xxv) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxvi) potential liability related to our products as well as the delivery of products and services; (xxvii) our ability to comply with foreign anti-corruption laws; (xxviii) export control regulations or sanctions; (xxix) changes in government administrative policy and government sanctions, including the recently enacted tariffs on trade between the U.S. and Canada; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities; (xxxi) climate change and related regulation of greenhouse gases; and (xxxii) those factors listed under Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2024, and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained or incorporated by reference in this release ultimately prove to be accurate.
Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Jan Schott, Senior Vice President and Chief Financial Officer
Ivonne Salem, Vice President, FP&A and Investor Relations
(512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Sales	$134,353	$136,427	$364,127	$366,975
Cost of sales	72,232	79,017	200,662	207,798
Gross profit	62,121	57,410	163,465	159,177
Operating expenses:
Selling, general and administrative expenses	34,123	31,853	96,470	90,997
Deferred compensation plan expense/(income)	(122)	651	415	677
Amortization of intangible assets	3,463	2,121	10,262	6,735
Restructuring and other charges/(income)	(3,029)	1,336	(306)	2,221
Income from operations	27,686	21,449	56,624	58,547
Other income/(expenses):
Interest expense, net	(2,535)	(1,754)	(8,172)	(5,263)
Other income/(expense)	(126)	653	580	727
Income before provision for taxes	25,025	20,348	49,032	54,011
Income tax expense	6,486	4,511	12,488	12,506
Net income	$18,539	$15,837	$36,544	$41,505

Net income per common share:
Basic income per share	$0.55	$0.47	$1.08	$1.22
Diluted income per share	$0.54	$0.46	$1.07	$1.21
Weighted-average shares used in computing net income per common share:
Basic common shares	33,709	33,704	33,753	33,946
Fully-diluted common shares	34,092	34,202	34,090	34,325

Thermon Group Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
	December 31, 2024	March 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,744	$48,631
Accounts receivable, net of allowances of $1,227 and $1,428 as of December 31, 2024 and March 31, 2024, respectively	114,588	107,318
Inventories, net	92,312	86,321
Contract assets	16,052	16,690
Prepaid expenses and other current assets	18,030	14,010
Income tax receivable	501	1,630
Total current assets	$280,227	$274,600
Property, plant and equipment, net of depreciation and amortization of $75,133 and $73,422 as of December 31, 2024 and March 31, 2024, respectively	71,064	68,335
Goodwill	263,549	270,786
Intangible assets, net	118,123	127,092
Operating lease right-of-use assets	11,919	13,613
Deferred income taxes	2,216	1,074
Other non-current assets	16,293	12,240
Total assets	$763,391	$767,740
Liabilities and equity
Current liabilities:
Accounts payable	$29,697	$31,396
Accrued liabilities	32,450	31,624
Current portion of long-term debt	18,000	14,625
Borrowings under revolving credit facility	—	5,000
Contract liabilities	20,571	20,531
Lease liabilities	3,579	3,273
Income taxes payable	5,380	2,820
Total current liabilities	$109,677	$109,269
Long-term debt, net	134,767	151,957
Deferred income taxes	9,577	9,439
Non-current lease liabilities	10,552	12,635
Other non-current liabilities	10,133	9,553
Total liabilities	$274,706	$292,853
Equity
Common stock: $0.001 par value; 150,000,000 shares authorized; 33,926,899 issued and 33,708,475 outstanding, and 33,730,243 issued and 33,722,225 outstanding at December 31, 2024 and March 31, 2024, respectively	$34	$34
Preferred stock: $.001 par value; 10,000,000 authorized; no shares issued and outstanding	—	—
Additional paid in capital	245,211	243,555
Treasury Stock	(6,440)	(250)
Accumulated other comprehensive loss	(75,448)	(57,235)
Retained earnings	325,328	288,783
Total equity	$488,685	$474,887
Total liabilities and equity	$763,391	$767,740

Thermon Group Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)
	Nine months ended December 31,
	2024	2023
Operating activities
Net income	$36,544	$41,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,761	13,075
Amortization of deferred debt issuance costs	369	236
Stock compensation expense	4,046	4,132
Deferred income taxes	(2,277)	(1,817)
Remeasurement (gain)/loss on intercompany balances	937	(836)
Changes in operating assets and liabilities:
Accounts receivable	(9,703)	(12,305)
Inventories	(4,494)	(5,329)
Contract assets and liabilities	(2,117)	(3,343)
Other current and non-current assets	(10,448)	(2,914)
Accounts payable	(2,437)	(1,793)
Accrued liabilities and non-current liabilities	261	(2,103)
Income taxes payable and receivable	3,618	80
Net cash provided by operating activities	$31,060	$28,588
Investing activities
Purchases of property, plant and equipment	(7,178)	(7,882)
Sales of property, plant and equipment	5,759	—
Sale of rental equipment	63	75
Cash paid for acquisitions, net of cash acquired	(9,963)	(100,472)
Net cash used in investing activities	$(11,319)	$(108,279)
Financing activities
Proceeds from revolving credit facility	5,000	18,000
Payments on revolving credit facility	(10,000)	—
Proceeds from long-term debt	—	100,000
Payments on long-term debt	(14,125)	(17,778)
Issuance costs associated with revolving line of credit and long-term debt	—	(659)
Proceeds from option exercises	632	—
Repurchase of employee stock units on vesting	(3,022)	(1,880)
Repurchase of shares under authorized program	(6,189)	—
Payments on finance leases	(118)	(145)
Net cash provided by/(used in) financing activities	$(27,822)	$97,538
Less: Net change in cash balances classified as assets held-for-sale	—	849
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,770)	51
Change in cash, cash equivalents and restricted cash	(9,851)	18,747
Cash, cash equivalents and restricted cash at beginning of period	50,431	38,520
Cash, cash equivalents and restricted cash at end of period	$40,580	$57,267

Thermon Group Holdings, Inc.
Reconciliation of Net income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Net income	$18,539	$15,837	$36,544	$41,505
Interest expense, net	2,535	1,754	8,172	5,263
Income tax expense	6,486	4,511	12,488	12,506
Depreciation and amortization expense	5,624	4,273	16,761	13,075
EBITDA (non-GAAP)	$33,184	$26,375	$73,965	$72,349
Stock compensation expense	1,470	1,444	4,046	4,132
Restructuring and other charges/(income)[1]	(3,029)	1,336	(163)	2,221
Transaction-related costs[2]	—	1,592	355	1,859
ERP implementation-related costs	149	—	538	—
Adjusted EBITDA (non-GAAP)	$31,774	$30,747	$78,741	$80,561
Adjusted EBITDA %	23.7%	22.5%	21.6%	22.0%

1 Net gain associated with cost-cutting measures including reduction-in-force and the facility consolidation, more than offset by the related gain on sale of our Denver manufacturing facility, of which $0.1 million are in cost of sales for the nine months ended December 31, 2024.
2 Fiscal 2025 charges relate to the Vapor Power and F.A.T.I. acquisition costs and Fiscal 2024 charges were incurred in connection with the Russia Exit.

Thermon Group Holdings, Inc.
Reconciliation of Net income to Adjusted Net Income and Adjusted EPS
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Net income	$18,539	$15,837	$36,544	$41,505
Amortization of intangible assets	3,463	2,121	10,262	6,735	Intangible amortization
Restructuring and other charges/(income)[1]	(3,029)	1,336	(163)	2,221	Operating expense and cost of sales
Transaction-related costs[2]	—	1,592	355	1,859	Operating expense
ERP implementation related costs	149	—	538	—	Operating expense
Tax effect of adjustments	(157)	(821)	(2,598)	(1,914)
Adjusted Net Income (non-GAAP)	$18,965	$20,065	$44,938	$50,406

Adjusted Fully Diluted Earnings per Common Share (Adjusted EPS) (non-GAAP)	$0.56	$0.59	$1.32	$1.47

Fully-diluted common shares	34,092	34,202	34,090	34,325

1 Net gain associated with cost-cutting measures including reduction-in-force and the facility consolidation, more than offset by the related gain on sale of our Denver manufacturing facility, of which $0.1 million are in cost of sales for the nine months ended December 31, 2024.
2 Fiscal 2025 charges relate to the Vapor Power and F.A.T.I. acquisition costs and Fiscal 2024 charges were incurred in connection with the Russia Exit.

Thermon Group Holdings, Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited, in thousands)

	Three Months Ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Cash provided by operating activities	$9,839	$24,328	$31,060	$28,588
Cash provided by/(used in) by investing activities	(5,570)	(102,705)	(11,319)	(108,279)
Cash provided by/(used in) by financing activities	(14,163)	102,134	(27,822)	97,538

Cash provided by operating activities	$9,839	$24,328	$31,060	$28,588
Less: Cash used for purchases of property, plant and equipment	(1,393)	(2,274)	(7,178)	(7,882)
Plus: Sale of rental equipment	29	41	63	75
Free cash flow (non-GAAP)	$8,475	$22,095	$23,945	$20,781

Thermon Group Holdings, Inc.
Reconciliation of Point-in-Time and Over-Time Sales to OPEX Sales
(Unaudited, in thousands)

	Three Months Ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Point-in-Time Sales	$99,562	$85,512	$258,607	$223,291

Over Time - Small Projects	16,238	17,254	51,860	47,526
Over Time - Large Projects	18,553	33,661	53,660	96,158
Total Over-Time Sales[1]	$34,791	$50,915	$105,520	$143,684
Total Sales	$134,353	$136,427	$364,127	$366,975

Point-in-Time Sales	99,562	85,512	258,607	223,291
Over Time - Small Projects	16,238	17,254	51,860	47,526
OPEX Sales	$115,800	$102,766	$310,467	$270,817
OPEX Sales %	86.2%	75.3%	85.3%	73.8%

1 Over Time Sales were previously reported as a single figure and are now presented as Over Time - Small Projects and Over Time - Large Projects. Over Time - Small Projects are each less than $0.5 million in total revenue and Over Time - Large Projects are each equal to or greater than $0.5 million in total revenue.